Exhibit 23.3

International Law Firm	41st Floor, One Exchange Square 8 Connaught Place, Central Hong Kong Tel: (852) 2522-7886 Fax: (852) 2522-7006 www.lw.com FIRM / AFFILIATE OFFICES
	Boston	New York
	Brussels	Northern Virginia
	Chicago	Orange County
	Frankfurt	Paris
	Hamburg	San Diego
	Hong Kong	San Francisco
	London	Shanghai
	Los Angeles	Silicon Valley
	Milan	Singapore
	Moscow	Tokyo
	New Jersey	Washington, D.C.

July 12, 2005

Baidu.com, Inc.

12/F, Ideal International Plaza

No. 58 West-North 4th Ring

Beijing, PRC 100080

Ladies and Gentlemen:

We hereby consent to the use of our name under the caption “Legal Matters” in the prospectus included in the registration statement on Form F-1, originally filed by Baidu.com, Inc. on July 12, 2005 with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

                Sincerely yours,

                /s/ Latham & Watkins LLP

                Latham & Watkins LLP

Resident partners: Joseph A. Bevash (US), Sabrina Y. T. Maguire (US), John A. Otoshi (US), Mitchell D. Stocks (US), David Zhang (US)